                       SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                 August 7, 2001
                Date of Report (Date of earliest event reported)



                             FREEREALTIME.COM, INC.
             (Exact name of registrant as specified in its charter)

         DELAWARE                       000-27493               33-0881720
(State or other Jurisdiction     (Commission File Number)     (IRS Employer
    of Incorporation)                                     Identification Number)


      26880 LAGUNA HILLS DRIVE,                                   92656
              SUITE 200
       ALISO VIEJO, CALIFORNIA                                  (Zip Code)

   (Address of principal executive
              offices)


                                 (949) 916-4100
              (Registrant's telephone number, including area code)

                                       N/A
          (Former Name or Former Address, if Changed Since Last Report)

ITEM 5.       OTHER EVENTS

         As previously reported, on April 24, 2001, FreeRealTime.com, Inc. (the "Registrant") filed a voluntary bankruptcy petition under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Central District of California. Since the April 24, 2001 petition date, the Registrant has operated as a debtor in possession and is in compliance with all Chapter 11 reporting requirements.

         As a result of the Chapter 11 filing, the Registrant notified the Securities and Exchange Commission that it would not file its annual report containing audited financial statements and would instead follow modified reporting procedures pursuant to Staff Legal Bulletin No. 2 (1997) in lieu of filing the periodic reports required under the Securities Exchange Act of 1934, as amended.

         The Registrant's common stock will no longer be quoted on the over-the-counter bulletin board after August 7, 2001. The Registrant anticipates that its common stock will begin quotation on the "Pink Sheets" published by the National Quotation Bureau Incorporated soon after August 7, 2001.

         The foregoing description is qualified in its entirety by reference to the Registrant's press release dated August 7, 2001, a copy of which is attached hereto as Exhibit 99.1.

ITEM 7.       FINANCIAL STATEMENTS AND EXHIBITS

         (c)  Exhibits.

              99.1         Registrant's Press Release dated August 7, 2001.

                                   SIGNATURES



         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         Freerealtime.com, Inc.


Date:    August 7, 2001                  By: /s/ Michael Neufeld
                                             -----------------------------------
                                             Michael Neufeld
                                             President, Chief Financial Officer
                                             and Secretary